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                                                                    EXHIBIT 10.2



                              DATED 31ST MAY, 2000







                      (1) ADVANCED PROPERTY SERVICES LIMITED


                      (2) LONGFORD BUSINESS CENTRES LIMITED







                            -------------------------

                                    AGREEMENT

                            for the sale and purchase
                                       of

                                   Orchard Lea
                               Winkfield Berkshire

                            -------------------------








                                    McLellans
                                 Old Cross House
                                    Old Cross
                                  Hertfordshire
                                    SG14 1RB

                               Tel : 01992 300800




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                                      INDEX

1:      SALE AND PURCHASE  ......................................................  2

2:      DEPOSIT..................................................................  2

3:      CAPACITY OF SELLER.......................................................  2

4:      MATTERS OF PUBLIC RECORD.................................................  3

5:      COMPLETION...............................................................  3

6:      NAMED BUYER TO BUY.......................................................  3

7:      DEDUCTION OF TITLE.......................................................  3

8:      MATTERS TO WHICH PROPERTY IS SUBJECT AND PLANNING........................  3

9:      SURRENDER AND GRANT OF NEW LEASES........................................  4

10:     INDEMNITY................................................................  6

11:     VAT......................................................................  7

12:     BUYER'S RISK.............................................................  7

13:     ASSIGNMENT ON WARRANTIES.................................................  7

14:     STANDARD CONDITIONS OF SALE..............................................  7

15:     NOTICES.................................................................. 10

16:     NO REPRESENTATION........................................................ 10

17:     JOINT AND SEVERAL LIABILITY.............................................. 10

18:     ENTIRE AGREEMENT......................................................... 10

SCHEDULE 1  The Price............................................................ 11

SCHEDULE 2  The Property......................................................... 11





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 THIS AGREEMENT is made the 31st day of May 2000

BETWEEN:-

(1) ADVANCED PROPERTY SERVICES LIMITED whose registered office is situated at Orchard Lea

        Winkfield Lane Winkfield Berkshire SL4 4RU ("the Seller") and

(2) LONGFORD BUSINESS CENTRES LIMITED whose registered office is situated at 16 Hanover Square London W1R 9AJ ("the Buyer")

WHEREBY IT IS AGREED as follows:-

1:      SALE AND PURCHASE AND LEASES

        The Seller shall sell and the Buyer shall purchase at the price specified in Schedule 1 ("the Price") the freehold property ("the Property") specified in Schedule 2

2:      DEPOSIT

        The Buyer shall on or before the date hereof pay a deposit of ten per cent of the Price (together with VAT thereon) ("the Deposit") to the Seller's solicitors McLellans of Old Cross House Old Cross Hertfordshire SG14 1RD as stakeholder by telegraphic transfer to the Seller's solicitors client account and the balance of the purchase price shall be paid upon completion such deposit shall not in any circumstances (save where the Seller fails to complete within the period specified in a valid notice to complete served by the Buyer following default by the Seller or if the condition precedent set out in clause 9.7 is not satisfied and notice is served pursuant to clause 9.8 hereof) be refundable and any interest earned on the deposit shall belong to the Seller

3:      CAPACITY OF SELLER

        The Seller sells with full title guarantee



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4:      MATTERS OF PUBLIC RECORD

        For the purposes of Section 6(2)(a) of the Law of Property (Miscellaneous Provisions) Act 1995 all matters now recorded in registers open to public inspection are to be considered within the actual knowledge of the Buyer

5:      COMPLETION

        The sale of the Property shall be completed on or before the 30th day of June 2000 at the offices of the Seller's solicitors or at such other place as the Seller may reasonably require

6:      NAMED BUYER TO BUY

        The Seller shall not be obliged to transfer the Property to any person or body other than the Buyer

7:      DEDUCTION OF TITLE

        The Seller's title is registered at HM Land Registry with Absolute freehold title under Title Number BK55435 and copies of the entries on the register of that title as at 20th March 2000 having been supplied the Buyer shall be deemed to buy with full knowledge of all matters contained or referred to in them and shall raise no objection or requisition in respect of them

8:      MATTERS TO WHICH PROPERTY IS SUBJECT AND PLANNING

        8.1 The Property is sold subject to and with the benefit of (as the case may be):

        8.1.1 all entries on the Property Register of Title Number BK55435 and the stipulations restrictions and covenants contained in the instruments mentioned therein and in the entries numbered 1 to 5 in the Charges Register of the said Title Number to the extent that they are subsisting and capable of being enforced and no objection or requisition shall be raised in respect of them

        8.1.2 all actual or proposed charges notices orders restrictions agreements conditions or other matters arising under the Town & Country Planning Acts

        8.1.3 all matters registerable by any competent authority pursuant to statute

        8.1.4  all requirements of any competent authority and

        8.1.5 all matters disclosed or reasonably to be expected to be disclosed by searches or as the result of inspections or enquiries (formal or informal) and whether made in person by writing or orally by or for the Buyer or which a prudent buyer ought to make

        8.1.6  the Leases

        8.2 In Clause 8.1.4 the expression "competent authority" means a local authority or other body acting on statutory authority or under a Royal Charter and the expression "requirement" includes any notice order or proposal (whether or not subject to confirmation)

        8.3 No warranty is given as to the authorised use of the Property for the purpose of the Town & Country Planning Acts



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9:      SURRENDER AND GRANT OF NEW LEASES

        9.1 The Seller shall use all reasonable endeavours to procure that Cronos Containers Limited ("the Tenant") shall before completion effect a surrender of the Tenant's lease of part of the Property referred to in entry number 6 in the Charges Register of Title Number BK55435 such surrender to be in the form annexed ("the Surrender")



        9.2 The Seller shall on completion deliver to the Buyer the following documents in relation to such surrender

               9.2.1 The Land or Charge Certificate relating to Title Number BK306775

               9.2.2 Land Registry form DS1 in relation to the charge registered as entry 2 on the Charges Register of title number BK306775

               9.2.3 The Surrender or Transfer effecting surrender duly executed by the Seller and the Tenant

               9.2.4 The consent of the Chargees of the registered charges referred to in entries 7 and 9 of the Charges Register of title number BK55435 to the acceptance by the Seller of such surrender

               9.2.5 A completed and signed Land Registry Form AP1 in relation to such surrender with a cheque to HM Land Registry for the appropriate fee

               9.2.6 A completed and signed PD form in relation to such surrender

        9.3 The Seller shall pay Land Registry fees in connection with the registration of such surrender and the closure of title number BK306775 and shall use all reasonable endeavours to comply with all requisitions raised by HM Land Registry in connection therewith so as to procure that entry number 6 on the Charges Register of title number BK55435 is removed

        9.4 The Seller and the Tenant shall prior to completion make application for and obtain an order under Section 38(4)(a) of the Landlord and Tenant Act 1954 authorising the exclusion of Sections 24-28 of the Landlord and Tenant Act 1954 in relation to each of the tenancies to be created pursuant to clause 9.5 hereof

        9.5 The Seller shall forthwith on completion of the surrender grant and before or on completion of the purchase of the Property procure that the Tenant shall accept two leases ("the Leases") in the form of the agreed drafts annexed to this Agreement

        9.6 The rents first and secondly reserved by the Leases shall belong to the Seller and shall not be apportioned on completion

        9.7 The completion of the surrender and the grant of the Leases provided for in this clause 9 shall be a condition precedent and completion of the sale of the Property shall not take place until the same shall have been effected.

        9.8    In the event that the condition precedent referred to in clause
               9.7 has not been satisfied by a date which is two months from the date hereof then either party hereto may serve seven days' notice on the other party determining this Agreement and on the expiry of such notice this Agreement shall forthwith determine and the Deposit shall be repaid to the Buyer and a credit note shall be provided by the Seller against any VAT invoice previously issued


10:     INDEMNITY


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        10.1   The transfer to the Buyer shall contain a covenant by the Buyer that the Buyer and the persons deriving title through or under the Buyer will at all times thenceforth observe and perform the restrictions and stipulations referred to in clause 8.1.1 above and shall indemnify and keep indemnified the Seller from and against all proceedings costs claims and expenses arising out of any future breach or non-performance thereof

        10.2   10.2.1 The transfer to the Buyer shall contain a covenant by the
                      Buyer and that the Buyer and the persons deriving title through or under the Buyer will at all times observe and perform the covenants on the part of the lessor contained in the Leases and shall indemnify and keep fully and effectually indemnified the Seller from and against all proceeding costs and claims and expenses arising out of any future breach or non-performance thereof

               10.2.2 The transfer of the Property shall contain the following
                      declaration :-           "For the purposes of section
                      6(2)(a) of the Law of Property (Miscellaneous Provisions) Act 1994 all matters recorded in registers open to public inspection are to be considered within the actual knowledge of the Buyer"

11:     VAT

        The Price and any other consideration payable to the Seller under this Agreement is or are exclusive of value added tax which shall on completion be paid by the Buyer (in addition to the Price) at the appropriate rate

12:     BUYER'S RISK

        The Property shall be at the risk of the Buyer with effect from the date of this Agreement

13:     ASSIGNMENT OF WARRANTIES

        The Seller shall on completion deliver to the Buyer a duly executed assignment in the form annexed of the benefit of the building contractors and professionals warranties listed in such form of assignment to the Buyer

14:     STANDARD CONDITIONS OF SALE

        14.1 In this Agreement the "Standard Conditions" means the Standard Conditions of Sale (Third Edition) as printed in the Contract form embodying those conditions published by the Solicitors Law Stationery Society Limited

        14.2 The Standard Conditions (excluding Conditions 2.2.1, 2.2.3, 3.1.3, 4.2.1, 4.3.2, 5.1, 5.2.4, 6.7(a) and (b), 7.3 and
               7.6.2(a)) shall (subject to Clause 14.3 below) apply to this Agreement to the extent that they apply to a sale by private treaty, relate to freehold property and are not varied by or inconsistent with the express conditions of this Agreement

        14.3   In the application to this Agreement of the Standard Conditions:-

               14.3.1 The "COMPLETION DATE" means the date specified in Clause 5 above



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               14.3.2 The "CONTRACT RATE" means an annual of interest higher by four percentage points than the base lending rate from time to time of Barclays Bank plc

               14.3.3 "CLEARING BANK" means a Town Clearing branch of a clearing bank (as defined in Standard Condition 1.1.1)

               14.3.4 In Standard Condition 3.1.2(c) the words "and could not"
                      shall be deleted

               14.3.5 In Standard Condition 6.1 reference to 1pm shall be substituted for references to 2.00pm

               14.3.6 The following provision will be substituted for Condition
                      6.3:-

                      "6.3 Unless the Seller remains in physical occupation of the Property the Buyer shall be liable for all outgoings payable in respect of the Property from the completion date and as at such date all such rates and other outgoings payable in respect of the Property shall be apportioned accordingly"

               14.3.7 The following conditions shall be added to Standard
                      Condition 6.

                      "6.9   COMPLETION BY POST AND PAYMENT BY DIRECT CREDIT

                      6.9.1 If the parties agree that completion shall be effected through the post, completion shall take place when all the money due on completion including any interest is paid to the Seller and the Seller's solicitors hold to the order of the Buyer all the documents to which he is entitled on completion

                      6.9.2 For the purposes of this Condition money is paid when the Seller receives payment by a method specified in condition 6.7 above and where the parties have agreed upon a direct credit to a bank account at a specified branch, payment is made when that branch receives the credit

               14.3.8 The following words shall be added to Standard Condition
                      7.1.1. immediately after the words "leading to it" "or any written statement made by the Seller's solicitors on which the Buyer is entitled to rely"

               14.3.9 The following provisions will be substituted for Condition
                      7.3

                      "7.3.1 If completion is delayed otherwise than as a result of default by the Seller then the Buyer shall pay compensation to the Seller calculated on the balance of the purchase price less the deposit paid at the contract rate for the period



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                             from the completion date until the earlier of the
                             date of actual completion and the date of determination of this Agreement whether by rescission or otherwise

                      7.3.2 The Seller will be entitled both to income and to compensation if there is a delay in completion beyond the completion date other than a delay due to default by the Seller"

                      7.3.3 The Buyer shall pay on demand the Seller's solicitors costs of Pound Sterling85 for preparing and serving a notice to complete under condition 6.8.1

                      7.3.4 The Seller's solicitors shall be entitled to retain all title deeds to the Property until receipt of all sums due to the Seller hereunder

              14.3.10 Under condition 7.5 if the Seller resells the Property within one year following the Buyer's failure to comply with a notice to complete the Seller may claim as liquidated damages any loss incurred on the re-sale including the additional costs and expenses of the re-sale

15      NOTICES

        15.1 Any notice to be given hereunder shall be in writing and may be delivered or sent by first class recorded delivery post or facsimile transmission to the party to be served at that party's address appearing in this Agreement or to the address of its solicitors and any such notice shall be deemed to have been served:-

              15.1.1  if delivered at the time of delivery; or

              15.1.2 if posted 48 hours after the envelope containing it has been put into the post or

        15.2 In proving such service (other than by facsimile transmission) it shall be sufficient to prove that delivery was made or that the envelope containing such notice or document was properly addressed and posted as a prepaid first class recorded delivery letter

16:     NO REPRESENTATION

        The Buyer acknowledges that he has not entered into this Agreement in reliance upon any representation made by or on behalf of the Seller other than the Seller's solicitors' written replies to any preliminary enquiries made by the Buyer's solicitors

17:     JOINT AND SEVERAL LIABILITY

        Any agreement covenant representation warranty acknowledgement or undertaking in this agreement on the part of two or more persons is made or given by such persons jointly and severally



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18:     ENTIRE AGREEMENT

        It is hereby acknowledged that this Agreement constitutes the entire agreement between the parties and that it may only be varied or modified (whether by collateral contract or otherwise) in writing signed by the parties or their solicitors

AS WITNESS the hands of duly authorised representatives of the parties hereto the day and year first before written

                                   SCHEDULE 1

                                    THE PRICE

SIX MILLION ONE HUNDRED AND NINETY ONE THOUSAND THREE HUNDRED AND FIFTY POUNDS (Pound Sterling 6,191,350)

                                   SCHEDULE 2

                                  THE PROPERTY

ALL THAT freehold property known as Orchard Lea Winkfield Lane Winkfield Berkshire as the same is registered with Title Absolute at HM Land Registry under Title Number BK55435

SIGNED by for and on behalf of the said SELLER

By      /s/ C. Langley
        Chris P. Langley

SIGNED by for and on behalf of the said BUYER

By      /s/ Dominic Gwillim-David
        Dominic Gwillim-David



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